Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 13, 2014, is by and among Nautilus Parent, Inc., a Delaware corporation (the “Corporation”) and each of the stockholders of the Corporation whose name appears on the signature pages hereto (other than the Corporation) and any other Person who may become a party hereto pursuant to Section 11(c)) (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Corporation and certain Stockholders are parties to that certain Stockholders Agreement, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Stockholders Agreement”); and

WHEREAS, the Stockholders desire to have, and the Corporation desires to grant, certain registration and other rights with respect to their Registrable Securities, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.               Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders Agreement:

“Agreement” shall have the meaning set forth in the Preamble.

“Berkshire Stockholder” shall mean Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, Berkshire Investors III LLC, and their Permitted Transferees.

“Common Stock” shall mean all shares of common stock, par value $.01 per share, of the Corporation, or any shares of common stock of any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise, in each case where the holders of Common Stock of the Corporation immediately prior to such merger, consolidation, sale of assets or other transaction hold the same proportionate interest in such successor or assignee as they held prior to such transaction in the Corporation), including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Corporation” shall have the meaning set forth in the Preamble.

“Corporation/Holder Indemnitees” shall have the meaning set forth in Section 8(b) hereof.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“DTC” shall have the meaning set forth in Section 7 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder, as in effect at the time.

“FINRA” shall mean the U.S. Financial Industry Regulatory Authority.

“Holder Indemnitees” shall have the meaning set forth in Section 8(a) hereof.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Initial Public Offering” shall have the meaning set forth in the Stockholders Agreement.

“KKR Stockholder” shall mean KKR Vision Aggregator LP and its Permitted Transferees.

“Losses” shall have the meaning set forth in Section 8(a) hereof.

“Marketed Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Notice” shall have the meaning set forth in Section 3(a).

“Permitted Transferee” shall have the meaning set forth in the Stockholders Agreement.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Proceeding” shall mean any judicial, administrative or arbitral actions, suits, claims or proceedings (public or private), whether commenced or threatened, by or before any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Prospectus” shall mean any prospectus included in, or relating to, any Registration Statement (including any preliminary prospectus, any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean (i) any shares of Common Stock currently held or hereafter acquired by the Stockholders, whether pursuant to the terms of the Stockholders Agreement or by any other means, including any such shares issuable with respect to, or issuable upon the conversion or exercise of any warrant, right or other security (including for the avoidance of doubt any convertible preferred stock or similar security), and (ii) any shares of the foregoing issuable by way of share split, share dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which permits the public offering of any of the Registrable Securities in accordance with the intended methods of distribution thereof pursuant to the provisions of this Agreement, including any related Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Stockholders” shall have the meaning set forth in the Preamble.

“Stockholders Agreement” shall have the meaning set forth in the Preamble.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Take-Down Notice” shall have the meaning set forth in Section 4(c) hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

Section 2.               Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.

Section 3.               Demand Registrations.

(a)               Requests for Registration. Subject to the following paragraphs of this Section 3(a), (i) in connection with the Initial Public Offering, the KKR Stockholder shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of a number of Registrable Securities specified by the KKR Stockholder and (ii) following the Initial Public Offering, the KKR Stockholder and the Berkshire Stockholder shall each have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of a number of Registrable Securities specified by such Stockholder, in each case on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such demanding Stockholder is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission) in the case of any Long-Form Registration and at least $20,000,000 (without regard to any underwriting discount or commission) in the case of any Short-Form Registration; provided, further that, the Corporation shall not be obligated to file a registration statement relating to any registration request under this Section 3(a) within a period of ninety (90) days after the effective date of any other registration statement relating to any registration request under this Section 3(a) (or, after the effective date of the Initial Public Offering, within a period of one hundred and eighty (180) days). The KKR Stockholder or the Berkshire Stockholder may, in connection with any Demand Registration requested by such holder that is a Short Form Registration, require the Corporation to file such registration statement with the SEC in accordance with and pursuant to Rule 415 under the Securities Act including, if the Corporation is then eligible, as an automatic shelf registration. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

Within ten (10) days after receipt by the Corporation of a Demand Notice in accordance with this Section 3(a), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within fifteen (15) days after such Notice is given by the Corporation to such holders.

Notwithstanding anything to the contrary in this Agreement, unless otherwise consented to by the KKR Stockholder, in connection with a Demand Notice for an Initial Public Offering, the Corporation shall only be required to deliver any Notice or Piggyback Notice as provided in clause (i) of the second paragraph of Section 4(a).

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or, in the case of an Initial Public Offering, the number of shares of Common Stock to be issued, and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred and eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement.

(b)               Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriter requires a different allocation:

(i) first, pro rata among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii) second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Corporation.

For purposes of any underwriter cutback, all Registrable Securities held by any Stockholder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, retired partners, trust or Affiliates, any charitable organization, in each case to which any of the foregoing shall have been distributed, transferred or contributed Registrable Securities prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than ninety (90) days prior to such execution, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction (unless the managing underwriter requires a different allocation) with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all Persons included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)               Postponement of Demand Registration. The Corporation shall be entitled to postpone (but not more than once in any twelve (12)-month period), for a reasonable period of time not in excess of sixty (60) days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Corporation shall so postpone the filing of a Registration Statement, the Stockholder requesting such Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within twenty (20) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

(d)               Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right to notify the Corporation that they have determined that the proposed offering be abandoned, in which event the Corporation shall abandon or withdraw such registration statement and no Demand Registration shall be deemed to have occurred for purposes of this Section 3; provided that in the event of a Demand Registration pursuant to a Demand Notice delivered by the Berkshire Stockholder, only the Berkshire Stockholder shall have the right to notify the Corporation that the Berkshire Stockholder has determined that such proposed offering be abandoned.

(e)               Number of Demand Notices. In connection with the provisions of this Section 3, (i) the KKR Stockholder shall have an unlimited number of Demand Notices which they are permitted to deliver (or cause to be delivered) to the Corporation hereunder and (ii) the Berkshire Stockholder shall be entitled to deliver (or cause to be delivered) to the Corporation no more than two (2) Demand Notices pursuant to Section 3(a)(ii). Notwithstanding the foregoing, no Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

Section 4.               Piggyback Registration.

(a)               Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Registrable Securities whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time after the Initial Public Offering, the Corporation shall give prompt written notice of such filing no later than ten (10) days after the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) business days prior to the effective date of such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred and eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the holders of the applicable Registrable Securities included in such Registration Statement.

Notwithstanding anything to the contrary in this Agreement, (i) in connection with a Demand Notice for an Initial Public Offering in which the KKR Stockholder is selling (or causing to be sold) shares of Registrable Securities beneficially owned by it in any such Initial Public Offering on a secondary basis, the Corporation shall be required to deliver a Piggyback Notice and in such event all such holders of Registrable Securities shall have the right to participate in such offering on a pro rata basis with the KKR Stockholder (it being understood that in connection with any Initial Public Offering in which the KKR Stockholder is not selling (or causing to be sold) shares of Registrable Securities beneficially owned by it on a secondary basis, no such Piggyback Notice need be sent) and (ii) no member of senior management who has been provided with piggyback rights shall be permitted to exercise such rights unless the KKR Stockholder is selling Registrable Securities in such transaction.

If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Corporation shall determine for any reason not to register the securities originally intended to be included in such registration, the Corporation may, at its election, give written notice of such determination to the Stockholders and thereupon the Corporation shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Stockholder immediately to request that such registration be effected as a registration under Section 3 to the extent permitted thereunder.

(b)               Priority on Piggyback Registrations. The Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the applicable holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other shares of capital stock, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities (other than the Corporation) and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation and holders of Registrable Securities) and then, if necessary, reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

(c)               Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 3 or Section 4 is effective, if any holder or group of holders of Registrable Securities entitled to deliver a Demand Notice delivers a notice to the Corporation (a “Take-Down Notice”), stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering and confirming that such sale of Registrable Securities is reasonably expected to result in aggregate gross proceeds in excess of $20,000,000, then, the Corporation shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)). In connection with any Shelf Underwritten Offering:

(i)          such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf registration statement and permit each such holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the Corporation within five (5) days after delivery of the Take-Down Notice to such holder (in connection with any Shelf Underwritten Offering that includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Corporation and the underwriters (a “Marketed Shelf Underwritten Offering”) or within two (2) days after delivery of the Take-Down Notice to such holder (in connection with any Shelf Underwritten Offering that is structured as a “block” trade and not as a Marketed Shelf Underwritten Offering); and

(ii)          in the event that, in connection with a Marketed Shelf Underwritten Offering, the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such take down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

Section 5.               Restrictions on Public Sale by Holders of Registrable Securities; Restrictions on the Corporation. Each Stockholder agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than one hundred and eighty (180) days (with respect to the Initial Public Offering) or ninety (90) days (with respect to any other offering) after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter (which shall also apply equally to all Stockholders), plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter solely to the extent required to address FINRA regulations regarding the publishing of research. The foregoing provisions of this Section 5 shall be applicable to any Stockholder that requested to include Registrable Securities in such underwritten offering only if the number of Registrable Securities of such Stockholder actually included in such underwritten offering is at least the lesser of (I) the number of Registrable Securities requested to be included in such underwritten offering by such Stockholder, and (II) the product of the number of Registrable Securities that would be expected to result in aggregate gross cash proceeds in excess of $50,000,000 (before deducting any underwriting discount or commission) in such underwritten offering, multiplied by a fraction, the numerator of which is the number of Registrable Securities requested to be included in such underwritten offering by such Stockholder and the denominator of which is the aggregate number of Registrable Securities requested to be included in such underwritten offering by all Stockholders. Any management holder of Registrable Securities that did not request Registrable Securities to be included in such underwritten offering shall not be subject to the provisions of this Section 5 if any other management holder of Registrable Securities shall not be subject to the provisions of this Section 5 pursuant to the immediately preceding sentence.

Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision by the Corporation or the underwriters with respect to any of the Stockholders shall apply to the other Stockholders as well, pro rata based upon the number of shares subject to such obligations.

The Corporation agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 not to effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor forms thereto relating to common equity to be issued solely by the Corporation in connection with (i) any acquisition of another entity or business or (ii) a stock option or any other employee benefit or dividend reinvestment plan) for its own account, during the period beginning seven days prior to the launch of the underwritten offering and ending no later than the earlier of (i) one hundred and eighty (180) days (with respect to the Initial Public Offering) or ninety (90) days (with respect to any other offering) after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter (which shall also apply equally to all Stockholders), plus an extension period, which shall be no longer than seventeen (17) days, as may be proposed by the managing underwriter solely to the extent required to address FINRA regulations regarding the publishing of research.

Section 6.               Registration Procedures. If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)               prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law;

(b)               prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)               notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)               use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)               if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law;

(f)               furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Corporation may furnish or make available any such documents in electronic format;

(g)               deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Corporation may furnish or make available any such documents in electronic format; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)               prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i)               cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) or issuance of Registrable Securities in book-entry form (not being subject to any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 business days prior to having to issue the securities;

(j)               use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)               upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)               prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)             provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)               use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an Initial Public Offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten (10) business days following the effectiveness of such Registration Statement);

(o)               enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the KKR Stockholder and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)               make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of law;

(q)               cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”) taking into account the Corporation’s business needs; and

(r)                cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.               Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including (i) all registration and filing fees (including fees and expenses with respect to (A) filings required to be made with the SEC and FINRA and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) typesetting, filing and printing expenses (including, if applicable, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company (“DTC”) and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation), and (vii) fees and disbursements of one counsel for the KKR Stockholder and any other holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the KKR Stockholder in connection with the Initial Public Offering or if the KKR Stockholder is making the Demand Registration (and otherwise, by the holders of a majority of the Registrable Securities being sold in connection with such offering) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter's fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8.               Indemnification.

(a)               Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of such underwriter and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, any amendment (including any post-effective amendment) or supplement to any Registration Statement or Prospectus, any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Corporation of the Securities Act or of the Exchange Act, or any violation by the Corporation of this Agreement, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by any holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such holder or underwriter expressly for inclusion in such Registration Statement, Prospectus or other offering document. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed). Such indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of Registrable Securities by any such Holder Indemnitee.

(b)               Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities includes Registrable Securities, such holder of Registrable Securities agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Corporation, each other holder of Registrable Securities which includes Registrable Securities in such Registration Statement, their respective directors and officers and each Person who controls the Corporation and such holders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Corporation/Holder Indemnitees”), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, or other offering document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Corporation/Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, Loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for inclusion in such Registration Statement, Prospectus, or other offering document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, Losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities giving rise to such indemnification obligation. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in a preliminary Prospectus but eliminated or remedied in an amended or supplemented preliminary Prospectus on file with the SEC at the time the Registration Statement becomes effective, or in any amendment or supplement thereto at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation, and such new preliminary Prospectus or amendment or supplement thereto is delivered to the underwriter, the indemnity agreement in this Section 8(b) shall not inure to the benefit of any Person if a copy of such amended or supplemented preliminary Prospectus was not furnished to the Person asserting the Loss at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation.

(c)               Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except (and only) to the extent that the Indemnifying Party has been prejudiced in defending the claim by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and Indemnifying Parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (in addition to appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. If, and so long as, the defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or that includes any admission of fault or culpability of such Indemnified Party.

(d)               Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 8(d), exceed the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)               The indemnity and contribution agreements contained in this Section 8 are in addition to any other liability that the Indemnifying Parties may otherwise have to the Indemnified Parties; provided that in no event shall any holder of Registrable Securities be liable to any Indemnified Parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus or other offering document for any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in the transaction that resulted in any liability, exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.               Rule 144; Restriction Removal.

(a)               At all times after the effective date of the first registration statement filed by the Corporation under the Securities Act or the Exchange Act, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)               The Corporation shall, promptly upon the request of any holder of Registrable Securities (and, to the extent necessary, the delivery of such Registrable Securities to the transfer agent therefor), cause any legend or stop-transfer instructions with respect to restrictions on transfer under the Securities Act of such Registrable Securities to be removed or otherwise eliminated if (i) such Registrable Securities are registered pursuant to an effective Registration Statement, (ii) in connection with a sale transaction, such holder provides the Corporation with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, (iii) such holder provides the Corporation reasonable assurances that the Securities have been or are being sold pursuant to, or can then be sold by such holder without restriction or limitation under, Rule 144, or (iv) such holder certifies in writing that such holder is not an Affiliate of the Corporation and either (A) a holding period (determined as provided in Rule 144(d)) of at least six months has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation and such holder will only sell the Registrable Securities in accordance with Rule 144 (including, as applicable the, public information requirement thereof) or pursuant to an effective Registration Statement, or (B) a holding period (determined as provided in Rule 144(d)) of at least one year has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation. The Corporation shall be responsible for the fees and expenses of its transfer agent and DTC associated with the issuance of the Registrable Securities to the Stockholder and any legend or stop-transfer instruction removal or elimination in accordance herewith.

(c)               The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the Stockholders Agreement

Section 10.               Underwritten Registrations. In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the KKR Stockholder in any Demand Registration or in the Initial Public Offering, which selection shall be subject to approval by the Board, not to be unreasonably withheld, and (ii) the Corporation to administer any other offering, including any Piggyback Registration (other than the Initial Public Offering).

No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person specifically for use therein.

Section 11.             Miscellaneous.

(a)               Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Corporation and the holders of a majority of the Registrable Securities; provided, however, that (x) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject a Stockholder to adverse differential treatment relative to the other Stockholders shall require the agreement of the differentially treated Stockholder and (y) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would be adverse to a right specifically granted to a specific Stockholder herein (but not to other Stockholders) shall require the agreement of that Stockholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)               Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied or emailed and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): (i) if to the Corporation, to the address of its principal executive offices and (ii) if to any Stockholder, at such Stockholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy or emailed, and confirmed, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c)               Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)               Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (c) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

(f)               Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to principles or rules of conflict of laws.

(g)               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)               Entire Agreement. This Agreement and the Stockholders Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement together with the Stockholders Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)               Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)               Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(k)               Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder ceases to hold Registrable Securities; provided that the rights of the Berkshire Stockholder hereunder shall terminate on the six month anniversary of the date that the Berkshire Stockholder (together with any Permitted Transferees) ceases to own more than five percent (5%) of the outstanding Common Stock. Notwithstanding any termination of this Agreement with respect to a Stockholder, such Stockholder’s rights and obligations pursuant to Section 8, as well as the Corporation’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable Securities of such Stockholders were included and, for the avoidance of doubt, any underwriter lock-up that a Stockholder has executed prior to a Stockholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(l)                Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 11.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

NAUTILUS PARENT, INC.

By:	/s/ Adam Waglay
Name:	Adam Waglay
Title:	Vice President

[Registration Rights Agreement Signature Page]

STOCKHOLDERS:

KKR VISION AGGREGATOR LP

By: KKR VISION AGGREGATOR GP LLC, its general partner

By:	/s/ Adam Waglay
Name:	Adam Waglay
Title:	Vice President

[Registration Rights Agreement Signature Page]

BERKSHIRE FUND VI, LIMITED
PARTNERSHIP
By: Sixth Berkshire Associates LLC, its general partner

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Managing Director

BERKSHIRE INVESTORS LLC

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Managing Director

BERKSHIRE INVESTORS III LLC

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Managing Director

[Registration Rights Agreement Signature Page]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of ____________, 20___, by and between _________________________________ (the “New Stockholder”) and Nautilus Parent, Inc. (the “Corporation”), pursuant to a Registration Rights Agreement dated as of March 13, 2014 (as the same may be amended through the date hereof, the “Agreement”), by and among the Corporation and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Corporation and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder
Name:

Address:

Exhibit A-1

AGREED TO on behalf of Nautilus Parent, Inc. pursuant to Section 11(c) of the Agreement.

NAUTILUS PARENT, INC.

By:

Printed Name and Title

Exhibit A-2